EXHIBIT 5.1

                               Opinion of Counsel


May 18, 1998


Advanced Machine Vision Corporation
2067 Commerce Drive
Medford, OR 97504

Re:   Registration Statement on Form S-3

Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 652,500 shares of Class A Common Stock, no par value (the "Shares"), 420,000 of which are issuable upon the exercise of certain stock options, 200,000 of which are restricted shares requiring the holder to pay $1.80 per share to the Company and to remain in the employ of the Company for a certain period of time prior to transferring such restricted shares, and 32,500 of which are restricted shares requiring the holders not to trade such shares until January 1, 1999. All capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

We have examined such records of the Company as in our judgment were necessary or appropriate to enable us to render the opinions expressed herein. Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, 232,500 of the shares have been duly and validly issued, 32,500 of which are fully paid and nonassessable and 200,000 of which, when paid for as provided in the restricted stock agreements related thereto, will be fully paid and nonassessable, and 420,000 of the shares, when issued and paid for as provided in the option agreements related thereto, will be duly and validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,



/s/ Troy & Gould Professional Corporation
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TROY & GOULD PROFESSIONAL CORPORATION

Los Angeles, California
May 18, 1998